UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2006

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 8.01 Other Events.

    At its June 28, 2006 meeting, the Board of Directors approved an increase in the quarterly dividend rate paid to stockholders to be effective with the quarter ending September 30, 2006 from $.015 per share to $.02 per share.

    On June 28, 2006, the Technology Research Corporation Board of Directors terminated the Company’s stock repurchase program. Under this program which was originally established in 1999, the Company was authorized to repurchase up to 500,000 shares. A total of 21,500 shares have been repurchased over the life of the program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: July 5, 2006	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance, CFO